Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66759) of Saks Incorporated of our report dated June 21, 2000 relating to the financial statements of Saks Fifth Avenue Retirement Savings Plan, which appears in this Form 11-K.

\s\ PricewaterhouseCoopers LLP

Birmingham, Alabama
June 27, 2000